The              [stag]
                                            H    a    r    t    f    o    r    d
                                            ------------------------------------

                                                   Raymond J. MacMath, AFSB, CRM
                                                       Commercial Surety Manager



April 24, 2006



Securities and Exchange Commission
Washington, DC 20549

To Whom It May Concern:

This letter will confirm that Hartford Fire Insurance Company has met the requirements of Proviso (1) under Rule 27d-2 of the Investment Company Act of 1940 on a monthly basis throughout our fiscal year in connection with the undertaking executed on behalf of Pioneer Investment Management, Inc.

Very truly yours,

Hartford Fire Insurance Company



/s/ Raymond J. MacMath
Raymond J. MacMath
Attorney-in-Fact









                                         The Hartford
                                         133 Tallwood Drive
                                         Vernon, CT 06066
                                         Telephone 860 872 6700
                                         Facsimile 860 872 5960

                                         raymacmath@thehartford.com

                            THE HARTFORD
                            HARTFORD PLAZA
                       HARTFORD, CONNECTICUT 06115


                          POWER OF ATTORNEY


[X]Hartford Fire Insurance Company    [ ] Twin City Fire Insurance Company
[X]Hartford Casualty Insurance Company[ ] Hartford Insurance Company of Illinois
[X]Hartford Accident and Indemnity Co.[ ]Hartford Insurance Co. of the Midwest
[ ]Hartford Underwriters Insurance Co.[ ]Hartford Insurance Co. of the Southeast

     KNOW ALL PERSONS BY THESE PRESENTS THAT the Hartford Fire Insurance Company, Hartford Accident and Indemnity Company and Hartford Underwriters Insurance Company, corporations duly organized under the laws of the State of Connecticut; Hartford Insurance Company of Illinois, a corporation duly organized under the laws of the State of Illinois; Hartford Casualty Insurance Company, Twin City Fire Insurance Company and Hartford Insurance Company of the Midwest, corporations duly organized under the laws of the State of Indiana; and Hartford Insurance Company of the Southeast, a corporation duly organized under the laws of the State of Florida; having their home office in Hartford, Connecticut, (hereinafter collectively referred to as the "Companies") do hereby make, constitute and appoint, up to the amount of unlimited:

     Michael P. O'Brien, Cheryl J. Yorio, Carolyn Blume, Alan J. Konareski,
               Pamela J. Hull, Kiersten Burns, Raymond J. MacMath
                                       of
                                   Hartford, CT

their true and lawful Attorney(s)-in-Fact, each in their separate capacity if more than one is named above, to sign its name as surety(ies) only as delineated above by [X], and to execute, seal and acknowledge any and all bonds, undertakings, contracts and other written instruments in the nature thereof, on behalf of the Companies in their business of guaranteeing the fidelity of persons, guaranteeing the performance of contracts and executing or guaranteeing bonds and undertakings required or permitted in any actions or proceedings allowed by law.

     In Witness Whereof, and as authorized by a Resolution of the Board of Directors of the Companies on September 12th, 2000, the Companies have caused these presents to be signed by its Assistant Vice President and its corporate seals to be hereto affixed, duly attested by its Assistant Secretary. Further, pursuant to Resolution of the Board of Directors of the Companies, the Companies hereby unambiguously affirm that they are and will be bound by any mechanically applied signatures applied to this Power of Attorney.

                                 [Hartford seals]

/s/ Paul A. Bergenholtz                      /s/ Colleen Mastroianni
Paul A. Bergenholtz, Assistant Secretary     Colleen Mastroianni, Assistant
                                             Vice President

STATE OF CONNECTICUT       )
                           ) ss. Hartford
COUNTY OF HARTFORD         )

On this 25th day of October, 2002, before me personally came Colleen Mastroianni, to me known, who being by me duly sworn, did depose and say: that she resides in the County of Hartford, State of Connecticut; that she is the Assistant Vice President of the Companies, the corporations described in and which executed the above instrument; that she knows the seals of the said corporations; that the seals affixed to the said instrument are such corporate seals; that they were so affixed by authority of the Boards of Directors of said corporations and that she signed her name thereto by like authority.

[notarial seal]
                                   CERTIFICATE

                                          /s/ Scott E. Paseka
                                          Scott E. Paseka
                                          Notary Public
                                          My Commission Expires October 31, 2007

     I, the undersigned, Assistant Vice President of the Companies, DO HEREBY CERTIFY that the above and foregoing is a true and correct copy of the Power of Attorney executed by said Companies, which is still in full force effective as of April 24, 2006.

Signed and sealed at the City of Hartford.

                                 [Hartford seals]

                                                 /s/ Yves Cantin
                                                 Yves Cantin, Assistant
                                                 Vice President